Exhibit 99.1

Forian Inc.
Announces Third Quarter Fiscal 2021 Financial Results

Third Quarter Revenue of $5.0 Million, Up $4.8 Million Year-Over-Year,
Pro Forma Year-Over-Year Growth of 62%

Newtown, PA / November 11, 2021 / Forian Inc. (NASDAQ: FORA), a provider of technology, analytics and data science driven solutions for the healthcare and cannabis industries, today announced results for the fiscal quarter ended September 30, 2021.

“I am proud of the Forian team’s work to achieve our organic financial growth goals as we invest to better serve our clients in these dynamic markets,” said Max Wygod, Executive Chairman of Forian.

“We are very pleased with the results we’ve achieved in the third quarter of 2021. We have continued to build on the momentum from previous quarters. Our revenue growth, especially in our software and information segment, allows us to responsibly invest in talent and product. We can reconfirm our top line guidance of $5.4 million to $5.7 million in fourth quarter revenues this year,” said Dan Barton, Chief Executive Officer of Forian.

Third Quarter 2021 Financial Results

●	Forian delivered the following results for the third fiscal quarter:

	Three Months Ended September 30,		Year- over-Year % Change
	2021	2020
	Unaudited	Unaudited
Total revenue	$4,961,755	$159,504	3010%
Net Loss	(6,876,472)	(1,161,915)	-492%
Basic and diluted net loss per common share	$(0.22)	$(0.08)	-175%

Pro Forma Revenue	$4,961,755	$3,062,557	62%
Pro Forma Adjusted EBITDA[1]	(4,122,830)	(1,162,844)	-254%

●
Revenue for the quarter was approximately $5.0 million, an increase of $4.8 million versus the prior year. On a pro forma basis, revenue grew 62% year-over-year and 9.1% sequentially over the second quarter of 2021.

●
Net Loss for the quarter was approximately $6.9 million, or $0.22 per share, compared to approximately $1.2 million, or $0.08 per share, in the prior year and approximately $7.1 million, or $0.23 per share, in the second quarter of 2021.

●	Pro Forma Adjusted EBITDA[1] for the quarter was negative $4.1 million compared to negative $1.2 million for the prior year and negative $3.6 million for the second quarter of 2021.

1This press release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Third Quarter Operational Highlights

●	Generated strong revenue growth
●	Expanded our state services business
●	Achieved planned product milestones
●	Named Michael Vesey as Chief Financial Officer
●	Added strong resources across sales, engineering, and data science
●	Raised $24 million of 3.5% convertible notes due 2025

Quarterly Conference Call
Forian will host a conference call at 4:30 p.m. ET today to discuss its financial results with the investment community. The conference call may be accessed by dialing (855) 940-5323 for domestic callers or (929) 517-0423 for international callers. The Conference ID is 2915339. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of SaaS solutions, data management capabilities and proprietary data and analytics to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences, healthcare payer and provider segments, as well as cannabis dispensaries, manufacturers, cultivators and regulators. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the control of Forian, and are not guarantees of future results, such as statements about the anticipated benefits of the business combination transaction involving Forian, Medical Outcomes Research Analytics, LLC and Helix Technologies, Inc., future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Forian’s business, operations, strategy and goals; Forian’s ability to execute on its strategy; the timing of the introduction of new product offerings; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of the date hereof, and Forian undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

	September 30, 2021	December 31, 2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$23,535,098	$665,463
Marketable securities	12,399,243	11,501,844
Accounts receivable, net	2,179,979	22,996
Contract assets	364,480	196,701
Prepaid expenses	912,879	120,979
Other assets	300,000	—
Total current assets	39,691,679	12,507,983

Property and equipment, net	762,658	46,358
Intangible assets, net	9,596,702	—
Goodwill	9,125,372	—
Right of use assets, net	916,195	—
Deposits and other assets	329,682	—
Total assets	$60,422,288	$12,554,341

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	1,095,328	647,601
Accrued expenses	2,993,013	480,741
Short-term operating lease liabilities	245,771	—
Notes payable	15,250	—
Warrant liability	501,110	—
Deferred revenues	682,157	158,884
Total current liabilities	5,532,629	1,287,226

Long-term liabilities:
Long-term operating lease liabilities	675,254	—
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party. Refer to Note 15)	24,049,114	—
Total long-term liabilities	24,724,368	—

Total liabilities	30,256,997	1,287,226

Commitments and contingencies (Note 16)
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,533,083 issued and outstanding as of September 30, 2021 and 21,233,039 issued and outstanding as of December 31, 2020	31,533	21,233
Additional paid-in capital	54,905,098	17,514,907
Accumulated deficit	(24,771,340)	(6,269,025)
Total stockholders' equity	30,165,291	11,267,115
Total liabilities and stockholders' equity	$60,422,288	$12,554,341

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Information and Software	$4,489,177	$159,504	$9,661,826	$334,921
Services	269,753	—	858,400	—
Other	202,825	—	610,123	—
Total revenues	4,961,755	159,504	11,130,349	334,921

Costs and Expenses:
Cost of revenue	1,337,981	—	3,028,657	—
Research and development	2,612,184	658,824	6,059,948	1,474,215
Sales and marketing	1,088,203	40,217	2,864,213	151,261
General and administrative	6,673,723	514,280	16,035,981	1,143,365
Depreciation and amortization	598,565	3,059	1,381,637	4,932
Transaction related expenses	—	105,128	1,210,279	195,634
Total costs and expenses	12,310,656	1,321,508	30,580,715	2,969,407

Loss From Operations	(7,348,901)	(1,162,004)	(19,450,366)	(2,634,486)

Other Income (Expense):
Change in fair value of warrant liability	251,778	—	746,605	—
Interest and investment income	1,903	89	4,601	5,796
Interest expense	(79,422)	—	(101,325)	—
Foreign currency related gains	298,170	—	298,170	—
Total other income, net	472,429	89	948,051	5,796

Net loss before income taxes	(6,876,472)	(1,161,915)	(18,502,315)	(2,628,690)
Income tax expense	—	—	—	—

Net Loss	$(6,876,472)	$(1,161,915)	$(18,502,315)	$(2,628,690)

Other comprehensive loss:
Changes in foreign currency translation adjustment	(145,250)	—	—	—
Total other comprehensive loss	$(145,250)	$—	$—	$—
Total comprehensive loss	$(7,021,722)	$(1,161,915)	$(18,502,315)	$(2,628,690)

Basic and diluted net loss per common share	$(0.22)	$(0.08)	$(0.64)	$(0.22)
Weighted-average shares outstanding:	31,332,735	14,208,049	$28,814,825	12,038,534

FORIAN INC.
(formerly known as MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,502,315)	$(2,628,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,381,637	4,932
Amortization on right of use asset	166,489	—
Amortization of debt issuance costs	444	—
Accrued interest on Convertible Notes	70,000	—
Realized and unrealized gain on marketable securities	(3,295)	(5,669)
Provision for doubtful accounts	89,130	—
Stock-based compensation expense	6,245,679	20,331
Change in fair value of warrant liability	(746,605)	—
Non-cash transaction expenses	389,976	—
Change in operating assets and liabilities:
Accounts receivable	(1,757,660)	—
Contract assets	(147,651)	—
Prepaid expenses	(576,836)	(249,823)
Changes in lease liabilities during the period	(186,383)	—
Deposits and other assets	(120,732)	—
Accounts payable	(234,152)	503,026
Accrued expense	539,608	—
Deferred revenues	202,337	—
Net cash used in operating activities	(13,190,329)	(2,355,893)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(640,080)	(34,206)
Purchase of marketable securities	(24,903,107)	(2,888,648)
Sale of marketable securities	24,009,003	3,044,084
Cash acquired as part of business combination	1,310,977	—
Net cash (used in) provided by investing activities	(223,207)	121,230

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of MOR Series S units	—	3,315,700
Proceeds from exercise of MOR Class B options	292,830	—
Payments on notes payable and financing arrangements	(5,551)	—
Proceeds from exercise of common stock options	48,570	—
Proceeds from sale of common stock	11,968,652	—
Proceeds from the issuance of convertible notes payable	23,978,670	—
Net cash provided by financing activities	36,283,171	3,315,700

Net change in cash	22,869,635	1,081,037

Cash and cash equivalents, beginning of period	665,463	494

Cash and cash equivalents, end of period	$23,535,098	$1,081,531
Supplemental disclosure of cash flow information
Cash paid for interest	$724	$—
Cash paid for taxes	$—	$—
Non-cash Investing and Financing Activities:
Conversion of promissory notes to Series S units	$—	$184,300
Non-cash consideration for Helix acquisition	$18,454,784	$—

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) presented on both a historical basis and a “pro forma” basis reflecting the acquisition of Helix Technologies as of the beginning of the periods presented. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for net income or loss calculated in accordance with U.S. GAAP (referred to below as “Net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

●
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

●
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

●
Interest Expense. Interest expense is associated with the 3.5% Convertible Notes due 2025 entered into on September 1, 2021, in the amount of $24,000,000. The Notes are due on September 1, 2025, and accrued interest at an annual rate of 3.5%. We exclude interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

●
Investment Income. Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which we invest. Interest and investment income can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

●
Foreign Currency Related Gains. Foreign currency related gains result from foreign currency transactions and translation gains and losses related to Engeni SA, a subsidiary of our Company acquired as part of the acquisition of Helix. We exclude foreign currency related gains from Adjusted EBITDA because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that foreign currency related gains or losses are expected to recur in future periods.

●
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included, (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) transaction related expenses which consist of professional fees and other expenses incurred in connection with the acquisition of Helix; (iii) other income which consists of profits on marketable security investments; and (iv) loss on impairment of goodwill. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

●
Income tax expense. Medical Outcomes Research Analytics, LLC was organized as a limited liability company until the completion of the Helix acquisition. As a result, we were treated as a partnership for federal and state income tax purposes through March 2, 2021, and our taxable income and losses are reported by our members on their individual tax returns for such period. Therefore, we did not record any income tax expense or benefit through March 2, 2021. We expect to incur a net loss for financial reporting and income tax reporting purposes for this year. Accordingly, any benefit for federal and state income taxes benefit has been entirely offset by a valuation allowance against the related deferred tax net assets. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
Historical (Unaudited)

	Historical (Unaudited) Three Months Ended September 30,		Historical (Unaudited) Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Information and Software	$4,489,177	$159,504	$9,661,826	$334,921
Services	269,753	$—	858,400	—
Other	202,825	$—	610,123	—
Total revenues	$4,961,755	$159,504	$11,130,349	$334,921

Net loss	$(6,876,472)	(1,161,915)	$(18,502,315)	$(2,628,690)

Depreciation & amortization	598,565	3,059	1,381,637	4,932
Stock based compensation expense	2,627,506	8,561	6,245,679	20,331
Change in fair value of warrant liability	(251,778)	—	(746,605)	—
Loss on impairment of goodwill	—	—	—	—
Transaction related expenses	—	105,128	1,210,279	195,634
Interest and investment income	(1,903)	(89)	(4,601)	(5,796)
Interest expense	79,422	—	101,325	—
Foreign currency related gains	(298,170)	—	(298,170)	—
Other income	—	—	—	—
Income tax expense	—	—	—	—

Adjusted EBITDA	$(4,122,830)	(1,045,256)	$(10,612,771)	$(2,413,589)

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
Pro Forma (Unaudited)

	Pro Forma (Unaudited) Three Months Ended September 30,		Pro Forma (Unaudited) Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Information and Software	$4,489,177	$2,559,049	$11,290,503	$7,343,422
Services	269,753	330,000	1,092,089	981,455
Other	202,825	173,508	756,665	810,396
Total revenues	$4,961,755	$3,062,557	$13,139,257	$9,135,273

Net loss	$(6,876,472)	$(42,488,120)	$(21,265,019)	$(46,647,993)

Depreciation & amortization	598,565	585,371	1,802,865	1,770,219
Stock based compensation expense	2,627,506	563,599	6,408,622	1,635,203
Change in fair value of warrant liability	(251,778)	(67,039)	469,619	(682,717)
Loss on impairment of goodwill	—	39,963,107	—	41,333,085
Transaction related expenses	—	199,697	2,096,054	375,507
Interest and investment income	(1,903)	5,630	(4,601)	(2,459)
Interest expense	79,422	74,911	106,181	195,136
Foreign currency related gains	(298,170)	—	(298,170)	—
Other income	—	—	(55,006)	—
Income tax expense	—	—	—	—

Adjusted EBITDA	$(4,122,830)	$(1,162,844)	$(10,739,455)	$(2,024,019)

Media and Investor Contact:
267-225-6263
forian.com/investors
ir@forian.com

Source: Forian Inc.